UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
(Date of earliest event report): May 14, 2007
WEYERHAEUSER COMPANY
(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification
Federal Way, Washington 98063-9777
(Address of principal executive offices)
(zip code)
Registrant’s telephone number, including area code:
(253) 924-2345
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C., 20549
ITEM 7.01. REGULATION FD DISCLOSURE
On May 14, 2007, Weyerhaeuser Company issued a press release stating the following:
Weyerhaeuser Announces Reference Yields and Full Tender Offer Consideration for Any and All Offers
FEDERAL WAY, Wash. (May 14, 2007) — Weyerhaeuser Company (NYSE:WY) announced today the applicable reference yield and Full Tender Offer Consideration for each series of Securities to be purchased pursuant to its previously announced Any and All Offers. The reference yield was determined today at 2:00 p.m. New York City time.
The Full Tender Offer Consideration for the Securities subject to the Any and All Offers is based on the applicable reference yield plus a fixed spread as set forth in the table below. All payments for Securities purchased in the Any and All Offers will include accrued and unpaid interest on the principal amount of Securities tendered up to, but not including, the Settlement Date for the Offers, which is currently expected to be May 17, 2007.
          Offer for Securities Listed Below: Any and All Offers

			Full Tender Offer
			Consideration per	Accrued Interest
			$1,000 Principal	per $1,000
		Fixed Spread (basis	Amount of	Principal Amount of
Title of Security	Reference Yield	points)	Securities	Securities

7.25% Debentures due	4.693%	108	$1,075.18	$27.39
July 1, 2013

7.00% Debentures due	4.693%	152	$1,060.74	$20.61
February 1, 2018

7.125% Debentures	4.878%	200	$1,023.74	$24.15
due July 15, 2023

7.35% Debentures due	4.878%	205	$1,044.23	$27.77
July 1, 2026
The Any and All Offers are scheduled to expire at 5:00 p.m., New York City time, on May 16, 2007, unless extended.
The terms and conditions of the Any and All Offers, including the conditions to Weyerhaeuser’s obligation to accept any Securities tendered and to pay the applicable Full Tender Offer Consideration, plus accrued and unpaid interest, are set forth in the Offer to Purchase dated May 9, 2007.
J.P. Morgan Securities Inc. and Banc of America Securities LLC are the dealer managers for the offers. Morgan Stanley & Co. Inc. and Citigroup Global Markets, Inc. are the co-dealer managers for the offers. Global Bondholder Services Corporation is the depositary and information agent. This news release is neither an offer to purchase nor a solicitation of an offer to sell the securities. The offers are made only by the Offer to Purchase, and the information in this news release is qualified by reference to the Offer to Purchase. Persons with questions regarding the offers should contact J.P. Morgan Securities Inc. toll free at (866) 834-4666 or collect at (212) 834-4077, Attn. Liability Management Group or Banc of America Securities LLC toll free at (866) 475-9886 or collect at (704) 388-4603, Attn. Liability Management Group. Requests for documents should be directed to Global Bondholder Services Corporation toll free at (866) 804-2200 or collect at (212) 430-3774.
Weyerhaeuser Company, one of the world’s largest forest products companies, was incorporated in 1900. In 2006, sales were $21.9 billion. It has offices or operations in 18 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser’s businesses, products and practices is available at www.weyerhaeuser.com.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY
By:	/s/ Jeanne Hillman
Its:	Vice President and
Chief Accounting Officer

Date: May 14, 2007